UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM 8-K
__________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2016

TRIMAS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-10716 (Commission File Number)	38-2687639 (IRS Employer Identification No.)
39400 Woodward Avenue, Suite 130 Bloomfield Hills, Michigan (Address of principal executive offices)		48304 (Zip Code)
Registrant's telephone number, including area code: (248) 631-5450

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ξ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
ξ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
TriMas Corporation (the “Corporation”) held its 2016 Annual Meeting of Shareholders on May 12, 2016 (“Annual Meeting”).

There were a total of 45,481,265 shares of the Corporation’s common stock outstanding and entitled to vote at the Annual Meeting and there were 43,713,319 shares of common stock represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the Annual Meeting.

The items voted upon at the Annual Meeting and the results of the vote on each proposal were as follows:

Proposal 1. Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES
Nancy S. Gougarty	38,354,826	2,515,366	2,843,127
David M. Wathen	39,873,361	996,831	2,843,127

Proposal 2. To ratify the appointment of Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for the year ending December 31, 2016.

FOR	AGAINST	ABSTAIN
43,222,619	489,692	1,008

Proposal 3. To re-approve the material terms for qualified performance-based compensation under the Corporation’s 2011 Omnibus Incentive Compensation Plan.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
39,361,765	1,505,059	3,368	2,843,127

Based on the votes set forth above, at the Annual Meeting each of the director nominees were elected as directors, and the proposals to ratify Deloitte & Touche LLP as the Corporation’s independent registered public accounting firm for 2016 and the re-approval of the material terms for qualified performance-based compensation under the Corporation’s 2011 Omnibus Incentive Compensation Plan were adopted by the shareholders of the Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMAS CORPORATION

May 13, 2016	By:	/s/ Joshua A. Sherbin
Name: Joshua A. Sherbin
Title: Senior Vice President, General Counsel
and Secretary